EXHIBIT 10.7



                         ADVERTISER TERMS AND CONDITIONS


1.         INTRODUCTION:

           Overture Services, Inc. ("Overture") provides you access to the Overture Marketplace (defined below), as available through the Overture Distribution Network (as defined below), subject to your compliance with the terms and conditions below (the "Agreement"). Please read this Agreement carefully. By enrolling as an "Advertiser," you agree to be bound by these terms and conditions and the terms and conditions of any Insertion Order that you complete (either online as part of the Online Sign-Up form, or offline, when enrolling as an Advertiser, each an "Insertion Order"), including all payment terms (collectively, the "Agreement"). In this Agreement, "you" and "your" refers to the Advertiser. You agree that any of your agents, representatives, employees, or any person or entity acting on your behalf with respect to the use of the Overture Marketplace, shall be bound by, and shall abide by, these Terms and Conditions. You further agree that you are bound by these Terms and Conditions whether you are acting on your own behalf or on behalf of a third party, including another advertiser.

2.         USE:

           For purposes of this Agreement, the "Overture Marketplace" is the process by which users search for a desired subject and Advertisers bid for placement of their search listing in the search results, subject to Overture's policies, for search terms corresponding to the desired subject. The Overture Marketplace takes the ongoing results of the bids for placement and produces search listings that are made available in connection with the Overture Distribution Network, where the "Overture Distribution Network" is defined as Overture's branded Web Site at http://www.overture.com and various authorized third parties who may be authorized to make the Overture Marketplace available as a link from, an add-on service to, or otherwise in connection with Web sites and/or applications (such Web sites or applications are a "Third Party Product") that they control. Search listings may or may not be placed in the Overture Marketplace you indicate in your Insertion Order(s). Overture does not guarantee that your search listings will be available through any part of the Overture Distribution Network, and you understand that Overture reserves the right to not place your search listing, and/or discontinue to place your search listings on any site or application within the Overture Distribution Network. You additionally understand that clicks on "your search listings" include clicks on the search terms that you have selected as well as certain misspellings, singular/plural combinations, and other related search terms that we map to your search listings based on the search terms you selected, your search listings themselves or the Web sites to which the search listings link. Solely for illustration purposes, and without in any way limiting the foregoing, if you bid for placement on the keyword "book," your search listing will also appear in response to a search on the keyword "books." A search listing, for purposes of this Agreement, may include, at Overture's discretion, text and/or graphics, and is subject to Overture's approval and the terms of this Agreement. A search listing that appears as part of the Overture Distribution Network may (or may not) include a search title and search description. In all cases, information must be submitted in the form requested by Overture.



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3.         PAYMENT:

           You agree to pay Overture all applicable charges to your account in United States dollars, in accordance with the terms of the program and/or payment plan you selected, including, if any, all applicable taxes, in accordance with billing terms in effect at the time the fee becomes payable. You agree that your service fee (if applicable to the plan you selected) and $50 of your initial deposit is non-refundable. You understand and agree that, in addition to any service fee, you will be charged for all clicks on your search listings, (no matter whether a click occurred on the Overture Web site or a Third Party Product within the Overture Distribution Network), and that such charges will be based on the number of clicks on all your search listings, multiplied by the cost of each of your search listings, which shall be computed according to Overture's Marketplace rules ("Click Charges"). If you have chosen a payment plan that provides for a fixed maximum payment per month, you understand and agree that if your Click Charges equal or exceed your monthly maximum payment, then your search listings will be removed from the Overture Marketplace for the remainder of that month. You may pay Overture by credit card, charge card, debit card, check or wire transfer. You agree and represent that all information you provide for the purpose of enrolling as an Advertiser will be accurate, complete and current. Your right to access your account with Overture is subject to any limits established by Overture. If payment cannot be charged to your credit/charge/debit card, for whatever reason, or if there is a chargeback for any reason, or if your financial institution does not honor your check, or if you exceed your monthly maximum payment, Overture reserves the right to either suspend or terminate your account with Overture. Suspension or termination includes but is not limited to, removal of your search listings from the Overture Distribution Network. You must submit any claims or disputes you may have with respect to any charge to your account in writing to Overture within 60 days of such charge otherwise such claim or dispute will be waived and such charge will be final and not subject to challenge. In the event of any failure by you to make payment, you will be responsible for all reasonable expenses (including attorneys' fees) incurred by Overture in collecting such amounts.

4.         ACCESS:

           For purposes of this Agreement, all Web pages that Overture owns, operates or hosts are referred to herein as the "Overture Web Site." You are authorized to access the Overture Web Site solely to manage your advertising account(s) and conduct searches for your own personal use. You agree that you will not use the site or any content therein for any other purpose and that you will not disseminate or distribute any of this information. Your right to access your account with Overture is personal to you and non-assignable and is subject to any limits established by Overture. You agree that you will not use any automated means, including, without limitation, agents, robots, scripts, or spiders, to access your account with Overture or to monitor or copy Overture's Web Site or the content contained therein except those automated means expressly made available by Overture, if any, or authorized in advance and in writing by Overture (for example, Overture approved third party tools and services). The Overture Web Site contains robot exclusion headers and you agree that you will not use any device, software or routine to bypass our robot exclusion headers, or to interfere or attempt to interfere with the proper working of the Overture Web Site or the Overture Marketplace. Without limitation to the foregoing, you further agree that you will not take any action that imposes an unreasonable or disproportionately large load on our infrastructure (as determined by Overture).



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5.         MINIMUM BID, MINIMUM COST, MINIMUM SPEND:

           Your listings in the Marketplace are subject to Overture's then current minimum bid and minimum cost requirements. Additionally, all Overture accounts that you create shall be subject to Overture's then current minimum monthly spend requirements.

6.         NON-STOP TRAFFIC PAYMENT PLANS:

           If you enroll in the Non-Stop Traffic Plan, then you authorize Overture to automatically charge your credit card for the amount specified on the enrollment form whenever your account has less than 3-5 days of funds left. You understand that you will receive e-mail notification after each transaction to notify you that your account has been replenished. Such charges will appear on your monthly credit card statement. Overture reserves the right to terminate this payment plan and/or your participation therein at any time. You also understand that at any time, you may elect to discontinue your enrollment in this plan by providing written notice to Overture. Unless you discontinue your enrollment in this plan, you understand that this authorization is valid until the termination of this agreement with Overture or until your credit card expires.

7.         FIXED BUDGET PAYMENT PLANS:

           If you enroll in the Fixed Budget Plan, then you authorize Overture to automatically charge your credit card each month up to the maximum amount specified on the enrollment form. You agree that the amount charged to your credit card shall be equivalent to your monthly budget less any credits remaining from the prior month. You understand that you will receive email notification from Overture at the beginning of each month to notify you of the amount your credit card has been charged to replenish your account. Such charges will appear on your monthly credit card statement. You understand that your Overture account may be suspended for the remainder of the month in which your account exceeds your budget amount. Overture reserves the right to terminate this payment plan and/or your participation therein at any time. You also understand that at any time, you may elect to discontinue your enrollment in this plan by providing written notice to Overture. Unless you discontinue your enrollment in this plan, you understand that this authorization is valid until the termination of this agreement with Overture or until your credit card expires.

8.         ADVERTISER'S RIGHTS AND RESPONSIBILITIES:

           (a) ADVERTISER SUBMISSIONS: You may submit your material for your search listing either by e-mail; file transfer protocol; telephone; fax; U.S. Mail; or at the Online Sign-Up form located at https:Hsignup.overture.com/s/dtc/signup/ or, if you are modifying or adding a search listing, at our DirecTraffic Center(R) located at https:Hsecure.overture.com/s/dtc/center/. Overture reserves the right to edit, refuse, reject or remove any search listing at its discretion at any time. You represent and warrant that all information, in the search listing itself or through the Web site to which the search listing links, (i) does not violate any law or regulation; (ii) does not infringe in any manner any copyright, patent, trademark, trade secret or other intellectual property right of any third party;
(iii) does not breach any duty toward or rights of any person or entity including, without limitation, rights of publicity or privacy, or has not otherwise resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any person or entity; (iv) is not false or misleading; and/or (v) is neither defamatory, libelous, slanderous or threatening.




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           (b) ACCEPTING OVERTURE SUGGESTIONS: Overture reserves the right to edit refuse, reject or remove any search listing at its discretion at any time. From time to time, (or as part of a particular program) Overture may provide suggestions to you for search terms, title and/or descriptions or for any other element of a search listing but the final decision to authorize any suggestion is yours. Ideas provided by Overture are only suggestions and you are under absolutely no obligation to use such suggestions. It is your responsibility to determine whether such suggestions comply with the requirements of Advertiser Submissions section above. By using a search term, search title, search description and/or search listing that may have been suggested by Overture, you acknowledge that such search term, search title, search description and/or search listing is in compliance with the Advertiser Submissions Section above and with this Agreement.

9.         YOUR SITE:

           You hereby acknowledge that Overture is not responsible for the maintenance of your Web site(s) nor is Overture responsible for order entry, payment processing, shipping, cancellations, returns or customer service concerning orders placed on Advertiser's Web site(s). You must update your search listings if any information is not a current and accurate description of information available on your Web site. You further acknowledge that your site does not contain any Overture owned or licensed content, including but not limited to, any Overture search listings, except pursuant to a separate signed affiliate agreement with Overture. You hereby grant Overture the irrevocable right to access, index, cache, and display (in connection with your listings) the Web site(s) to which your search listings link, or any portion thereof, including by any automated means including web spiders or crawlers. This grant specifically includes Overture's right to create and display copies of any and all text, graphics, images, audio, video, and all other material included or found on such Web sites or portions thereof, including the right to create and display thumbnail and full-scale copies of any images or video included on or found on such Web sites or portions thereof.

10.        CONFIDENTIALITY:

           "Confidential Information" means any information disclosed to you by Overture, either directly or indirectly, in writing, orally or by inspection of tangible objects, other than information that you can establish (i) was publicly known and made generally available in the public domain prior to the time of disclosure to you by Overture; (ii) becomes publicly known and made generally available after disclosure to you by Overture other than through your action or inaction; or (iii) is in your possession, without confidentiality restrictions, at the time of disclosure by Overture as shown by your files and records immediately prior to the time of disclosure. You shall not at any time (a) disclose, sell, license, transfer or otherwise make available to any person or entity any Confidential Information, (b) use any Confidential Information, or
(c) reproduce or otherwise copy any Confidential Information, except as necessary in connection with the purpose for which such Confidential Information is disclosed to you or as required by applicable law. You agree to take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information. All Confidential Information shall at all times remain Overture's personal property and all documents, electronic media and other tangible items containing or relating to any Confidential Information shall be delivered to Overture immediately upon Overture's request.



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11.        REPRESENTATIONS AND WARRANTIES:

           You represent and warrant that you have sufficient authority to enter into this Agreement. You represent and warrant that each of your search listings meets the standards and requirements of the Advertiser Rights and Responsibilities section above.

12.        INDEMNIFICATION:

           You hereby agree to indemnify and hold harmless Overture, its information providers, licensors, licensees, consultants, contractors, agents, attorneys and employees from any and all liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees, that may arise from your use of the Overture Marketplace or other Overture Web sites and/or your Web site and/or your breach of the terms of this Agreement, including, without limitation, the breach of any representation or warranty. You agree to be solely responsible for defending any claim, subject to Overture's right to participate with counsel of its own choosing, and for payment of damages or losses resulting from the foregoing to both a third party and Overture, provided that you will not agree to any settlement that imposes any obligation or liability on Overture without Overture's prior written consent. Overture reserves the right to terminate or suspend the account of any advertiser that may violate any of the terms in this Agreement.

13.        WARRANTY DISCLAIMER:

           YOU EXPRESSLY AGREE THAT YOUR USE OF THE OVERTURE MARKETPLACE IS AT YOUR OWN RISK. THE OVERTURE MARKETPLACE IS AVAILABLE ON AN "AS IS" BASIS, WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED. NEITHER OVERTURE NOR ANY OF ITS INFORMATION PROVIDERS, LICENSORS, LICENSEES, EMPLOYEES, AGENTS, ATTORNEYS, CONSULTANTS OR CONTRACTORS, OR ENTITIES WITHIN THE OVERTURE DISTRIBUTION NETWORK MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER REGARDING THE OVERTURE MARKETPLACE, THE SUCCESS OF YOUR SEARCH LISTING AS MEASURED IN ANY WAY, ANY INFORMATION, SERVICES OR PRODUCTS PROVIDED OR AVAILABLE THROUGH OR IN CONNECTION WITH OVERTURE AND/OR THE OVERTURE MARKETPLACE OR ANY RESULTS OBTAINED THROUGH THE USE THEREOF. OVERTURE HEREBY DISCLAIMS ON BEHALF OF ITSELF AND ALL INFORMATION PROVIDERS, LICENSORS, LICENSEES, CONTRACTORS, CONSULTANTS, AGENTS, ENTITIES WITHIN THE OVERTURE DISTRIBUTION NETWORK, ATTORNEYS AND/OR EMPLOYEES OF IT ANY AND ALL WARRANTIES INCLUDING, WITHOUT LIMITATION (1) ANY WARRANTIES AS TO THE AVAILABILITY, ACCURACY OR CONTENT OF THE OVERTURE MARKETPLACE AND/ OR INFORMATION, PRODUCTS OR SERVICES AVAILABLE THROUGH THE OVERTURE MARKETPLACE; AND (2) ANY WARRANTIES OF TITLE OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY ALSO HAVE OTHER RIGHTS, WHICH VARY FROM STATE TO STATE.




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14.        LIMITATION OF LIABILITY:

           ANY LIABILITY OF OVERTURE, ITS INFORMATION PROVIDERS, LICENSORS, LICENSEES, EMPLOYEES, AGENTS, CONSULTANTS, ENTITIES WITHIN THE OVERTURE DISTRIBUTION NETWORK, ATTORNEYS OR CONTRACTORS, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR DAMAGES CAUSED OR ALLEGEDLY CAUSED BY ANY FAILURE OF PERFORMANCE, ERROR, OMISSION, INTERRUPTION, DELETION, DEFECT, FAILURE OF DELIVERY OF MERCHANDISE, DELAY IN OPERATION OR TRANSMISSION, COMPUTER VIRUS, COMMUNICATIONS LINE FAILURE, THEFT OR DESTRUCTION OR UNAUTHORIZED ACCESS TO, ALTERATION OF, OR UNLAWFUL USE OF RECORDS, WHETHER FOR BREACH OF CONTRACT, TORTIOUS BEHAVIOR, NEGLIGENCE, OR UNDER ANY OTHER CAUSE OF ACTION, SHALL BE STRICTLY LIMITED TO THE AMOUNT ALREADY PAID BY YOU TO OVERTURE FOR PLACEMENT OF SEARCH LISTINGS IN THE PRIOR SIX MONTH PERIOD. IN NO EVENT SHALL OVERTURE, ITS INFORMATION PROVIDERS, LICENSORS, LICENSEES, EMPLOYEES, ENTITIES WITHIN THE OVERTURE DISTRIBUTION NETWORK, AGENTS, CONSULTANTS, ATTORNEYS OR CONTRACTORS, BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, ARISING OUT OF THIS AGREEMENT, THE USE OR INABILITY TO USE THE OVERTURE MARKETPLACE AND/OR THE SITES LINKED TO FROM THE OVERTURE MARKETPLACE OR FOR ANY BREACH OF WARRANTY. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU. YOU AGREE THAT YOU WILL NOT HOLD OVERTURE RESPONSIBLE FOR THE SELECTION OR RETENTION OF, OR ANY ACTS, ERRORS, OR OMISSIONS BY, ANY THIRD PARTY IN CONNECTION WITH THE OVERTURE MARKETPLACE AND/OR SITES LINKED TO FROM THE OVERTURE MARKETPLACE, INCLUDING, WITHOUT LIMITATION, THOSE WITH WHOM OVERTURE CONTRACTS TO OPERATE VARIOUS PORTIONS OF THE OVERTURE MARKETPLACE AND THOSE TO WHOM OVERTURE PROVIDES LINKS TO FOR CONTENT, ADVERTISING OR ANY OTHER TYPE OF DATA OR INFORMATION. WITHOUT LIMITING THE FOREGOING, OVERTURE SHALL HAVE NO LIABILITY HEREUNDER BY REASON OF ANY FAILURE OR DELAY IN THE PERFORMANCE OF ITS OBLIGATIONS ON ACCOUNT OF STRIKES, SHORTAGES, RIOTS, ACTS OF TERRORISM, INSURRECTION, FIRES, FLOOD, STORM, EXPLOSIONS, EARTHQUAKES, INTERNET OUTAGES, COMPUTER VIRUS, ACTS OF GOD, WAR, GOVERNMENTAL ACTION, OR ANY OTHER CAUSE THAT IS BEYOND OVERTURE'S REASONABLE CONTROL.




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15.        CANCELLATION OR TERMINATION:

           If you are dissatisfied with the Overture Marketplace or with any of the terms and conditions contained herein, your sole and exclusive remedy is to terminate your account. You may cancel your participation in the Overture Marketplace at any time by logging into DirecTraffic Center(R) and using our Support Center. Notwithstanding anything contained in this Agreement to the contrary, Overture may, in its sole discretion, terminate your account, and discontinue your participation in the Overture Marketplace (or on any Web site or Third Party Product that is part of the Overture Distribution Network ), or your use of any search term or any search listing. Reasons for Overture's determination to so terminate or discontinue your account or participation as provided for above include, but are not limited to, if Overture believes that you violated this Agreement or other policies or guidelines of Overture or of a Third Party Product (or other member of the Overture Distribution Network) that uses, licenses or distributes the Overture Marketplace, or if Overture believes your conduct may be harmful to other consumers, advertisers or licensees who participate in (or offer to its users) the Overture Marketplace. All decisions made by Overture in this matter will be final and neither Overture nor its licensees (or distributors) shall have any liability with respect to such decisions. IMPORTANT: CANCELLATION OR TERMINATION MAY NOT ALWAYS ENTITLE YOU TO A REFUND. PLEASE SEE THE SECTION ENTITLED "REFUNDS" FOR MORE INFORMATION. Sections 3, 4, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19 and 20 shall survive any termination of this Agreement.

16.        REFUNDS:

           If Overture terminates your account or if you decide to terminate your account, and you provide notice to Overture, your account will be deemed terminated when Overture receives such notice. You will only receive a refund for amounts not yet charged to your account. You will not receive a refund for the initial sign-up fees or service fees as you agreed that this amount is nonrefundable. PLEASE SEE THE SECTION ENTITLED "PAYMENT" FOR MORE INFORMATION.

17.        USE OF OVERTURE MARKETPLACE SUBMISSIONS:

           By submitting material to the Overture Marketplace (including information for a search listing) you are irrevocably granting Overture, its licensees, and any entities in the Overture Distribution Network, the right to use all parts of the material, without limitation, including modifying it or using it commercially and authorizing others to do so.

18.        NOTICES:

           Overture may give general notices to you by posting on the Overture Marketplace or www.overture.com or any one of Overture's Web sites or, if possible, by electronic mail to the email address provided by you to Overture. It is your responsibility to ensure that your e-mail address and any other contact information you provide to Overture is updated and correct.




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19.        CHOICE OF LAW:

           This Agreement shall be construed and controlled by the laws of the State of California. Any dispute arising from this Agreement, including, without limitation, a breach of this Agreement, shall be governed by the laws of the State of California, without regard to its conflict of laws principles. You agree to submit to the exclusive jurisdiction of the state and federal courts located in Los Angeles. Any claim against Overture arising from this Agreement shall be adjudicated on an individual basis, and shall not be consolidated in any proceeding with any claim or controversy of any other party.

20.        OTHER:

           This Agreement constitutes the entire Agreement between the parties with respect to the subject matter contained herein and supersedes all previous and contemporaneous agreements, proposals and communications, written or oral, between you and Overture. Only a written instrument executed by the party waiving compliance may waive the terms or covenants of this Agreement. If any provision of this Agreement is held or made invalid or unenforceable for any reason, such invalidity shall not affect the remainder of this Agreement, and the invalid or unenforceable provisions shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable comes closest to the original intentions of the parties hereto and has like economic effect. This Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party. Overture may change this Agreement at any time upon notice published on the Overture Marketplace or any one of Overture's Web sites or by e-mail notification to you. Any use of the Overture Marketplace or any of Overture's Sites after such notice shall be deemed to be continued acceptance of this Agreement including its amendments and modifications. Overture reserves the right to discontinue offering the Overture Marketplace at any time.

           Please do not hesitate to contact us if we can be of any further assistance.

                                            Sincerely,

                                            /s/ Eric Irons
                                            ----------------------------
                                            Eric Irons
                                            Account Development Team
                                            Overture Client Services


E-mail:  advertise@overture.com
Toll Free:  (866) P4P-SEARCH (747-7327)
http://www.overture.com





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